Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Gebhart, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the quarterly report of Kubota Pharmaceutical Holdings Co., Ltd. on Form 10-Q for the quarter ended March 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kubota Pharmaceutical Holdings Co., Ltd. for the periods presented therein.

Date:	May 10, 2017	/s/ John Gebhart
Chief Financial Officer
(Principal Financial Officer)